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                                                                     EXHIBIT 5.1

                            [BUTZEL LOG LETTERHEAD]

Michigan Community Bancorp Limited
12900 Hall Road
Sterling Heights, Michigan 48313

         RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 filed by Michigan Community Bancorp Limited., a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,150,000 shares (the "Shares") of common stock (the "Common Stock").

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

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Michigan Community Bancorp Limited
September 15, 1998
Page 2

         Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws and when the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Common Stock, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


                                Very truly yours,

                                 Butzel Long
                                ---------------
                                 Butzel Long